Exhibit 32

OVERSEAS PARTNERS LTD.

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Overseas Partners Ltd. (“Company”) certifies, to the best of his knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2005

By:	/s/ Mark R. Bridges
Mark R. Bridges
Chief Executive Officer and Chief Financial Officer

By:	/s/ Chris Fleming
Chris Fleming
Chief Accounting Officer